EXHIBIT 11

                              Congoleum Corporation
                     Computation of Income Per Common Share
                (Amounts in thousands, except earnings per share)

                                                Three Months Ended    Six Months Ended
                                                      June 30,             June 30,
Basic Earnings Per Common Share:                  2000       1999      2000      1999
--------------------------------                -------    -------   -------    -------

(Loss) income per common and common
     equivalent share                           $(2,203)   $ 1,190   $(4,137)   $ 1,927
                                                =======    =======   =======    =======

Weighted average common shares outstanding        8,260      8,761     8,273      8,870
                                                =======    =======   =======    =======

(Loss) income per common share                  $  (.27)   $   .14   $  (.50)   $   .22
                                                =======    =======   =======    =======


Diluted Earnings Per Common Share:

(Loss) income per common and common
     equivalent share                           $(2,203)   $ 1,190   $(4,137)   $ 1,927
                                                =======    =======   =======    =======

Weighted average common shares outstanding        8,260      8,761     8,273      8,870
                                                =======    =======   =======    =======

Weighted average common and common
     equivalent shares                            8,260      8,761     8,273      8,870
                                                =======    =======   =======    =======

(Loss) income per common and common
     equivalent share                           $  (.27)   $   .14   $  (.50)   $   .22
                                                =======    =======   =======    =======


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